Exhibit 10.22

ALTISOURCE ASSET MANAGEMENT CORPORATION
2016 EMPLOYEE PREFERRED STOCK PLAN
(As Adopted by the Board of Directors on April 14, 2016)

SECTION 1. PURPOSE

1.01
The purpose of this 2016 Employee Preferred Stock Plan (the “Plan”) is to induce certain employees to remain in the employ of ALTISOURCE ASSET MANAGEMENT CORPORATION (the “Company”) and its present and future United States Virgin Islands (“USVI”) subsidiary corporations (“Subsidiaries”), to encourage ownership of shares in the Company by such USVI employees and to provide additional incentive for such employees to promote the success of the Company’s business.

SECTION 2. DEFINITIONS; CONSTRUCTION

2.01	Definitions. In addition to the terms identified elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used in initial capital letters:

2.01.1    “Allocation” means any grant of Shares under the Plan.

2.01.2    “Board” means the Company’s Board of Directors.

2.01.3
“Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions

2.01.4
“Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times consist of persons who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (b) “independent directors” under rules adopted by the principal exchange on which the Shares are listed at the relevant time and (c) to the extent applicable, “outside directors” under Section 162(m) of the Code.

2.01.5	“Change of Control” means

(i)
The date that a reorganization, merger, consolidation, recapitalization, or similar transaction (other than a spinoff, exchange offer or similar transaction to or with the Company’s shareholders) is consummated, unless: (i) at least 50% of the outstanding voting securities of the surviving or resulting entity (including, without limitation, an entity which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (“Resulting Entity”) are beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction in substantially the same proportions as their beneficial ownership, immediately prior to such transaction, of the outstanding voting securities of the Company and (ii) immediately following such transaction no person or persons acting as a group beneficially owns capital stock of the Resulting Entity possessing thirty-five percent (35%) or more of the total voting power of the stock of the Resulting Entity;

(ii)
The date that any one person, or persons acting as a group, other than an employee benefit plan of the Company or one of its Affiliates, or a trust thereof, or any underwriter, acquires (or has or have acquired as of the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or

(iii)
The date that any one person acquires, or persons acting as a group acquire (or has or have acquired as of the date of the most recent acquisition by such person or persons), assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

2.01.6
“Effective Date” means [•], 2016, the date on which the Plan was approved by the Company’s stockholders. The Plan was approved by the Board on April 14, 2016, subject to the approval of the stockholders.

2.01.7
“Eligible Person” means a natural person who is providing services to the Company or any of its USVI Subsidiaries as an officer or employee of the Company or one of such USVI Subsidiaries and is a resident or intends to be and becomes a resident of the USVI.

2.01.8	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

2.01.9	“Participant” means an Eligible Person who has been granted an Allocation under the Plan.

2.01.10
“Preferred Stock” means shares of the preferred stock, par value $0.01 per share, in one or more series of preferred stock that may be authorized and approved by the Board or the Committee from time to time in accordance with the General Corporations Law of the United States Virgin Islands.

2.01.11	“Preferred Stock Agreement” means any written or electronic agreement, contract or other instrument or document evidencing an Allocation.

2.01.12
“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.01.13	“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

2.01.14	“Shares” means the common stock of the Corporation, par value $0.01 per share, and such other securities of the Corporation as may be substituted for Shares pursuant to Section 8.01 hereof.

2.02    Construction. For purposes of the Plan, the following rules of construction shall apply:

2.02.1	The word “or” is disjunctive but not necessarily exclusive.

2.02.2
Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

SECTION 3. ADMINISTRATION

3.01
The Plan shall be administered by the Committee, except with respect to the amendment, modification, suspension or early termination of the Plan, which shall be in the power of the Board. The Committee shall have complete, full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)    to designate Participants;

(ii)    to determine the type or types of Allocations to be granted to each Participant;

(iii)
to determine the number of Shares to be granted to a Participant under each Allocation, the number of Shares to which an Allocation will relate, the terms and conditions of any Allocation, and all other matters to be determined in connection with an Allocation;

(iv)	to interpret and administer the Plan and any instrument or agreement relating to, or Allocation made under, the Plan;

(v)	to prescribe the form of each Preferred Stock Agreement, which need not be identical for each Participant;

(vi)	to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(vii)
to correct any defect or supply any omission or reconcile any inconsistency or resolve any ambiguity, and to construe and interpret the Plan, the rules and regulations, any Preferred Stock Agreement or other instrument entered into or Allocation made under the Plan;

(viii)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

(ix)
to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, Subsidiaries, Participants and any Person claiming any rights under the Plan from or through any Participants. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers, managers and/or agents of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine and applicable legal and regulatory requirements, to perform administrative and other functions under the Plan. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Company or a Subsidiary, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company and/or Committee to assist in the administration of the Plan.

SECTION 4. SHARES SUBJECT TO THE PLAN; THE COMMITTEE

4.01
Shares Subject to the Plan. The maximum number of Shares which may be issued and in respect of which Allocations may be granted under the Plan shall be limited to 100,000 Shares of Preferred Stock. The Board or the Committee shall authorize the number and series of Preferred Stock as shall be granted to each Participant from time to time under the provisions of the General Corporations Law of the United States Virgin Islands. If any shares of the Plan Preferred Stock issued under the Plan are reacquired by the Company as provided in Section 7.02 below, such shares shall again be available for the purposes of the Plan.

4.02
Committee. The Committee shall initially consist of the Compensation Committee of the Board. With respect to the issuance of Plan Preferred Stock, other than to himself, the Chief Executive Officer shall advise the Committee in determining the persons to whom Plan Preferred Stock shall be issued each allocation and the time or times at which Plan Preferred Stock shall be allocated (the date of any such action of the Committee being hereinafter called an “Allocation Date”). A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly called and held.

SECTION 5. FACTORS CONSIDERED IN ALLOCATING SHARES OF PLAN PREFERRED STOCK.

5.01
In making any determination as to Participants to whom allocations of shares of Plan Preferred Stock shall be made and as to the number of shares of Plan Preferred Stock to be allocated to any Participant, the Committee shall take into account the duties of the respective Participants, their past, present and potential contribution to the success of the Company and its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

SECTION 6. PURCHASE PRICE

6.01
Each person who shall be allocated shares of Plan Preferred Stock hereunder shall purchase the same from the Company at and for a purchase price of $10.00 a share, or such person shall have allocated to their taxable income in the pay period in which they received the Plan Preferred Stock in the amount of at least $10.00 per allocated share. Failure by a Participant to purchase and pay for, or imputed income equal to $10.00 per share of allocated Plan Preferred Stock for, all of the shares of Plan Preferred Stock allocated to him or her within thirty days after he or she shall have been given written notice of such allocation shall result in a cancellation of such allocation and he or she shall no longer have the right to purchase the same hereunder.

SECTION 7. RESTRICTIONS ON SHARES OF PLAN PREFERRED STOCK

7.01
Except as otherwise provided in this Section, the shares of Plan Preferred Stock allocated to a Participant may not be sold, assigned, transferred or otherwise disposed of, may not be pledged or hypothecated for any reason, and cannot be converted into community property, other than sales of the shares of Plan Preferred Stock back to the Company upon termination of his or her employment pursuant to the terms of Section 7.01 below. These stock restrictions shall remain in full force and effect for the entire life of the Plan.

7.02
In addition, if the Participant to whom shares of Plan Preferred Stock have been allocated as of any Allocation Date leaves the employ of the Company and its Subsidiaries for any reason, he or she shall be obligated to redeliver such shares of Plan Preferred Stock to the Company immediately and the Company shall pay to him or her, in redemption of such shares, an amount equal to the price paid by the Participant for such shares of Plan Preferred Stock.

7.03
Upon issuance of the certificate or certificates for the shares of Plan Preferred Stock in the name of a Participant, the Participant shall thereupon be a stockholder with respect to all the shares of Plan Preferred Stock represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares of Plan Preferred Stock, including the right to receive all dividends paid with respect to such shares of Plan Preferred Stock.

7.04
Each Participant receiving shares of Plan Preferred Stock shall (a) agree that such shares of Plan Preferred Stock shall be subject to, and shall be held by him or her in accordance with all of the applicable terms and provisions of, the Plan, (b) represent and warrant to the Company that he or she is acquiring such shares of Plan Preferred Stock for investment for his or her own account, and, in any event, that he or she will not sell or otherwise dispose of said shares other than sales back to the Company upon termination of his or her employment as set forth in Section 7.02 hereof. The foregoing agreement, representation and warranty shall be contained in a Preferred Stock Agreement which shall be delivered by the Participant to the Company. The Committee shall adopt, from time to time, such rules with respect to the Plan as it deems appropriate and failure by a Participant to comply with such rules shall result in the termination of any allocated shares of Plan Preferred Stock to such Participant.

SECTION 8. ADJUSTMENT OF NUMBER OF SHARES

8.01
In the event that a dividend shall be declared upon the Plan Preferred Stock payable in shares of the Plan Preferred Stock, the number of shares of the Plan Preferred Stock then subject to any Preferred Stock Agreement and the number of shares of the Plan Preferred Stock reserved for issuance in accordance with the provisions of the Plan but not yet issued shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Plan Preferred Stock shall be changed into or exchanged for a different number or kind of shares of Preferred Stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Plan Preferred Stock then subject to a Preferred Stock Agreement and for each share of the Plan Preferred Stock reserved for issuance in accordance with the provisions of the Plan but not yet issued, the number and kind of shares of stock or other securities into which each outstanding share of the Plan Preferred Stock shall be so changed or for which each such share shall be exchanged.

8.02
In the event that there shall be any change, other than as specified in this Section 8, in the number or kind of outstanding shares of the Plan Preferred Stock, or of any stock or other securities into which the Plan Preferred Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to a Preferred Stock Agreement and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet issued, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Preferred Stock Agreement entered into in accordance with the provisions of the Plan.

8.03	No adjustment or substitution provided for in this Section 8 shall require the Company to deliver a fractional share under the Plan or any Preferred Stock Agreement.

SECTION 9. CHANGE OF CONTROL

9.01
In the event of a change of control of the Company, unless otherwise provided in an award agreement, the Committee may adjust terms and conditions of outstanding Allocations, including by providing for (i) continuation or assumption of outstanding Allocations, (ii) substitution of outstanding Allocations for new Allocations, and/or (iii) in a transfer of all or substantially all of the Company’s outstanding shares of Preferred Stock issued under the 2016 Preferred Stock Plan for cash, providing for cancellation of outstanding Allocations for cash, shares, other property or a combination having fair value (as determined by the Committee) equal to such Allocations.

SECTION 10. WITHHOLDINGS AND WAIVERS

10.01
Each Participant shall have the obligation to make such arrangements with the Company with respect to income tax withholding as the Company shall determine in its sole discretion are appropriate to ensure payment of federal, United States Virgin Islands, state or local income taxes due with respect to the issuance and/or ownership of shares of the Plan Preferred Stock issued hereunder.

SECTION 11. EXPENSES OF ADMINISTRATION

11.01	All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Company.

SECTION 12. NO EMPLOYMENT RIGHT

12.01
Neither the existence of the Plan nor the grant of any shares of Plan Preferred Stock hereunder shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary.

SECTION 13. AMENDMENT OF THE PLAN

13.01
The Board may, at any time and from time to time, by a resolution appropriately adopted, make such modifications of the Plan as it shall deem advisable. No amendment of the Plan may, without the consent of the Participants to whom any shares of Plan Preferred Stock shall theretofore have been allocated, adversely affect the rights or obligations of such Participants with respect to such shares of Plan Preferred Stock. The Committee, in its discretion, may cause the restrictions imposed in accordance with the provisions of Section 7 hereof with respect to any shares of Plan Preferred Stock to terminate, in whole or in part, prior to the time when they would otherwise terminate.

SECTION 14. EXPIRATION AND TERMINATION OF THE PLAN

14.01
The Plan shall terminate on [•], 2026 or at such earlier time as the Board may determine; provided, however, that such termination shall not, without the consent of the Participants to whom any shares of Plan Preferred Stock shall theretofore have been allocated, adversely affect the rights or obligations of such Participants with respect to such shares of Plan Preferred Stock.

SECTION 15. GOVERNING LAW

15.01	The Plan shall be governed by the laws of the United States Virgin Islands.